================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
--------------------------------------------------------------------------------
                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
--------------------------------------------------------------------------------
                     AMERICAN PHYSICIANS SERVICE GROUP, INC.
             (Exact name of registrant as specified in its charter)

          Texas                                     75-1458323
(State or other jurisdiction of
incorporation or organization)         (I.R.S. Employer Identification Number)

                   1301 Capital of Texas Highway, Suite C-300
                               Austin, Texas 78746
                                 (512) 328-0888
                   (Address, including zip code, and telephone
             number, including area code, of Registrant's principal
                               executive offices)

                                   W. H. Hayes
            Senior Vice President - Finance, Chief Financial Officer
                   1301 Capital of Texas Highway, Suite C-300
                               Austin, Texas 78746
                                 (512) 328-0888
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                With a copy to:
                                   Tim LaFrey
                      Akin Gump Strauss Hauer & Feld, LLP
                        300 West 6th Street, Suite 2100
                              Austin, Texas 78701
                                 (512) 499-6200


     Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ____________________

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ____________________

     If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act, please check the following box:

                         CALCULATION OF REGISTRATION FEE

========================================= =================== ==================== ==================== ==============
                                                               Proposed Maximum     Proposed Maximum      Amount Of
                                             Amount To Be       Aggregate Price    Aggregate Offering   Registration
    Title of Shares To Be Registered        Registered (1)        Per Unit(2)           Price(2)             Fee
----------------------------------------- ------------------- -------------------- -------------------- --------------
----------------------------------------- ------------------- -------------------- -------------------- --------------
Common Stock, $0.10 par value                  692,141               $9.76            $6,755,296.16        $855.90
========================================= =================== ==================== ==================== ==============


(1) Pursuant to Rule 416 of the Securities Act of 1933, as amended, this Registration Statement also relates to such additional shares as may be issuable as a result of certain adjustments, including, without limitation, stock dividends, stock splits and distributions of options, warrants and convertible securities.
(2) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, as amended, based on the average of the high and low reported sales prices of the common stock on the Nasdaq Smallcap Market on June 21, 2004. The common stock includes associated Series A junior participating preferred stock purchase rights. One Series A junior participating preferred stock purchase right has been or will be issued with each share of common stock. As no additional consideration will be received for these rights, no registration fee is required with respect to them under Rule 457(i) of the Securities Act.
     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

                                     Subject to Completion, dated June 23, 2004


PROSPECTUS





                     American Physicians Service Group, Inc.
                   1301 Capital of Texas Highway, Suite C-300
                               Austin, Texas 78746
                                 (512) 328-0888

                         692,141 Shares of Common Stock

         This prospectus relates to the public offer and sale of up to 692,141 shares of our common stock from time to time by the selling shareholder named herein. We will not receive any proceeds from the shares of common stock sold by the selling shareholder.

         Our common stock is listed on the Nasdaq Smallcap Market under the symbol "AMPH." On June 21, 2004, the last sale price of our common stock as reported on the Nasdaq Smallcap Market was $9.76 per share.

                              --------------------

         Investing in our common stock involves risks. See the sections entitled "Risk Factors" in the documents we file with the Securities and Exchange Commission that are incorporated by reference in this prospectus for certain risks and uncertainties that you should consider as well as the risk factors beginning on page 1 of this prospectus.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.


"The information in this prospectus is not complete and may be changed. The selling shareholder may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted."














                             The date of this prospectus is June 23, 2004.

                                Table of Contents

                                                                          Page
                                                                         ------
Special Note Regarding Forward Looking Statements...........................ii
About This Prospectus.......................................................ii
Risk Factors1
Use of Proceeds..............................................................6
Selling Shareholder..........................................................6
Plan of Distribution.........................................................7
Legal Matters................................................................8
Where You Can Find MoreInformation...........................................9

                SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS



         Our disclosure and analysis in this prospectus and any prospectus supplement, including information incorporated by reference, may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the Private Securities Litigation Reform Act of 1995, that are subject to risks and uncertainties. Forward-looking statements give our current expectations and projections relating to the financial condition, results of operations, plans, objectives, future performance and business of American Physicians Service Group, Inc. and its subsidiaries. You can identify these statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as "anticipate," "estimate," "expect," "project," "intend," "plan," "believe" and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. All statements other than statements of historical facts included in, or incorporated into, this prospectus or any prospectus supplement that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements and include, among other things, statements relating to future:

o        economic, competitive and market conditions; and

o        business decisions.

         These forward-looking statements are based on our expectations and beliefs concerning future events affecting us and are subject to uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control. Although we believe that the expectations reflected in our forward-looking statements are reasonable, we do not know whether our expectations will prove correct. Any or all of our forward-looking statements in or incorporated into this prospectus or any prospectus supplement may turn out to be wrong. They can be affected by inaccurate assumptions we might make or by known or unknown risks and uncertainties. Many factors mentioned in or incorporated into this prospectus or any prospectus supplement will be important in determining future results. Actual future results may vary materially. Because of these factors, we caution that investors should not place undue reliance on any of our forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made, and except as required by law we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which it is made or to reflect the occurrence of anticipated or unanticipated events or circumstances.

                              ABOUT THIS PROSPECTUS

         This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission utilizing a "shelf registration" process. Under this shelf registration process, the selling shareholder may, from time to time, offer and sell up to 692,141 shares of our common stock described in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information."

         You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized anyone to provide you with additional or different information. If anyone provides you with additional, different or inconsistent information, you should not rely on it. We are offering to sell the shares, and seeking offers to buy the shares, only in jurisdictions where offers and sales are permitted. You should not assume that the information we have included in this prospectus or any accompanying prospectus supplement is accurate as of any date other than the dates shown in these documents or that information we have incorporated by reference is accurate as of any date other than the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since that date.

         Unless otherwise indicated in this prospectus or the context otherwise requires, all references in this prospectus to "APSG," the "Company," "us," "our," or "we," are to American Physicians Service Group, Inc. and its consolidated subsidiaries.

                                   OUR COMPANY

         We, through our subsidiaries, provide services that include brokerage and investment services to individuals and institutions, and management and agency services to malpractice insurance companies.

         We were organized in October 1974 under the laws of the State of Texas. Our principal executive office is at 1301 Capital of Texas Highway, Suite C-300, Austin, Texas 78746, and our telephone number is (512) 328-0888. Our website is www.amph.com. We make available free of charge on our website our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and any amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 as soon as reasonably practicable after such material is electronically filed with, or furnished to, the Securities and Exchange Commission, or the SEC.

                                  RISK FACTORS

         An investment in our common stock involves certain risks. You should consider carefully these risks together with all of the other information included in this prospectus and any accompanying prospectus supplement and the documents that we have incorporated by reference before deciding whether this investment is suitable for you.

FUTURE PROFITABILITY; DEPENDENCE ON AMERICAN PHYSICIANS INSURANCE EXCHANGE.

         Our insurance and financial services businesses accounted for approximately 47% and 53%, respectively, of revenues from continuing operations for the quarter ended March 31, 2004. During the first quarter of 2004, management fees from American Physicians Insurance Exchange accounted for approximately 47% of our revenues from continuing operations. The loss of these management fees could have a material adverse effect on our business, financial condition and results of operations.

COMPETITION.

         The industries in which we operate are highly competitive. Many of our competitors possess greater financial, marketing, technological and other resources. There can be no assurance that additional competitors will not enter the markets we serve or that we will be able to continue to compete successfully.

DEPENDENCE ON SUBSIDIARIES; HOLDING COMPANY STRUCTURE.

         We are principally a holding company with assets consisting primarily of cash and investment securities. Consequently, our ability to pay our operating expenses and to service our indebtedness is dependent upon the earnings of our subsidiaries and our ability to receive funds from such subsidiaries through loans, dividends or otherwise. The subsidiaries are legally distinct entities and have no obligation, contingent or otherwise, to make funds available to us for such obligations. In addition, our subsidiaries' ability to make such payments is subject to applicable state laws, and claims of our subsidiaries' creditors will generally have priority as to the assets of such subsidiaries. Accordingly, there can be no assurance that our subsidiaries will be able to pay funds to us or that such funds, if any, received by us will be sufficient to enable us to meet our obligations.

GOVERNMENT REGULATION OF OUR FINANCIAL SERVICES BUSINESSES.

         The securities industry is subject to extensive governmental supervision, regulation and control by the SEC, state securities commissions and the National Association of Securities Dealers, a self-regulatory organization, which can censure, fine, issue cease-and-desist orders or suspend or expel a broker-dealer or any of its officers or employees. The NASD regulates our financial services business' marketing activities. The NASD can impose certain penalties for violations of its advertising regulations, including censures or fines, suspension of all advertising, the issuance of cease-and-desist orders or the suspension or expulsion of a broker-dealer or any of its officers or employees.

         Our ability to comply with all applicable laws and rules is largely dependent on our establishment and maintenance of a system to ensure compliance with these laws and rules, as well as our ability to attract and retain qualified compliance personnel. We could be subject to disciplinary or other actions due to claimed noncompliance in the future, which could have a material adverse effect on our business, financial condition and operating results.

         There can be no assurance that the federal or state governments or self-regulatory organizations having jurisdiction over our insurance and securities brokerage businesses will not adopt regulations or take other actions, such as the failure to renew or the revocation of required licenses and certifications, that would have a material adverse effect on our business, financial condition and results of operations. In addition, our operations and profitability may be affected by additional legislation, changes in rules promulgated by the SEC, NASD, the Board of Governors of the Federal Reserve System, the various stock exchanges and other self-regulatory organizations, and state securities commissions, or changes in the interpretation or enforcement of existing laws or rules.

GOVERNMENT REGULATION OF OUR INSURANCE BUSINESSES.

         Our insurance businesses are subject to extensive regulation by state insurance authorities in each state in which we operate. Regulation is intended for the benefit of policyholders rather than shareholders. These regulations may impede or impose burdensome conditions on actions that we may want to take to enhance our operating results. In addition, we may incur significant costs in the course of complying with regulatory requirements. Future legislative or regulatory changes may adversely affect our business operations.

RELIANCE ON KEY EXECUTIVES.

         We believe that our success depends on the efforts and abilities of a relatively small group of executive personnel. The loss of services of one or more of these key executives could have a material adverse effect on our business. We do not maintain key man life insurance on any of our key executives. We have entered into an employment agreement with Kenneth S. Shifrin, our Chairman of the Board and Chief Executive Officer, which employment agreement expires on April 1, 2007.

INTEREST RATE RISK.

         Our exposure to market risk for changes in interest rates relates to both our investment portfolio and our revenues generated through commissions at our financial services segment. All of our marketable fixed income securities are designated as available-for-sale and, accordingly, are presented at fair value on our balance sheets. Fixed rate securities may have their fair market value adversely affected due to a rise in interest rates, and we may suffer losses in principal if forced to sell securities that have declined in market value due to changes in interest rates.

         Changes in interest rates could have an impact at our broker/dealer subsidiary, APS Financial. The general level of interest rates may trend higher or lower in 2004, and this move may impact our level of business in different fixed-income sectors. A volatile interest rate environment in 2004 could also impact our business as this type of market condition can lead to investor uncertainty and their corresponding willingness to commit funds.

INVESTMENT RISK.

         As of March 31, 2004, our recorded basis in debt and equity securities was approximately $9.9 million. We regularly review the carrying value of our investments and identify and record losses when events and circumstances indicate that such declines in the fair value of such assets below our accounting basis are other-than-temporary. During 2003 and 2002, we recorded no impairment losses. The fair values of our investments are subject to significant fluctuations due to volatility of the stock market and changes in general economic conditions. Based on the fair value of the publicly-traded equity securities we held at March 31, 2004 of $9.0 million, an assumed 15%, 30%, and 50% adverse change to market prices of these securities would result in a corresponding decline in total fair value of approximately $1.35 million, $2.7 million and $4.5 million, respectively. As these investments are held as available-for-sale, these declines would be treated as unrealized holding losses on our balance sheet unless it was determined the market declines were other-than-temporary, in which case these declines would be recognized in the period the determination was made.

FAILURE OF THIRD-PARTY VENDORS TO PROVIDE CRITICAL SERVICES COULD HARM OUR BUSINESS.


         We rely on a number of third parties to assist in the processing of our transactions, including online and Internet service providers, back office processing organizations, and market makers. While we have selected these third-party vendors carefully, we do not control their actions. Any problems caused by these third parties, including as a result of their not providing us their services for any reason or their performing their services poorly, could have a material adverse effect on our business, financial condition and operating results.

WE ARE SUBJECT TO MARKET FORCES BEYOND OUR CONTROL WHICH COULD IMPACT US MORE SEVERELY THAN OUR COMPETITORS.


         Our securities brokerage business, like other securities firms, is directly affected by economic and political conditions, broad trends in business and finance and changes in volume and price levels of securities transactions. In recent years, the U.S. securities markets have experienced significant volatility. If our trading volume decreases, our revenues decline. Also, when trading volume is low, our profitability is adversely affected because our overhead remains relatively fixed, despite lower compensation costs associated with commission revenues. Severe market fluctuations in the future could have a material adverse effect on our business, financial condition and operating results. Although we have diversified our product and service revenue streams, some of our competitors with more diverse product and service offerings might withstand such a downturn in the securities industry better than we would.

OUR CUSTOMERS MAY DEFAULT ON THEIR MARGIN ACCOUNTS, EFFECTIVELY PASSING THEIR LOSSES ON TO US.


         Our securities brokerage customers sometimes purchase securities on margin through our clearing organization; therefore we are subject to risks inherent in extending credit. This risk is especially great when the market is rapidly declining. In such a decline, the value of the collateral securing the margin loans could fall below the amount of a customer's indebtedness. Specific regulatory guidelines mandate the amount that can be loaned against various security types. We rigorously adhere to these guidelines and in a number of instances exceed those requirements. Independent of our review, our corresponding clearing organization independently maintains a credit review of our customer accounts. If customers fail to honor their commitments, the clearing organization would sell the securities held as collateral. If the value of the collateral were insufficient to repay the loan, a loss would occur, which we may be required to fund. Any such losses could have a material adverse effect on our business, financial condition and operating results.

WE MUST MAINTAIN CERTAIN NET CAPITAL REQUIREMENTS THAT COULD SLOW OUR EXPANSION PLANS OR PREVENT PAYMENTS OFDIVIDENDS.


         The SEC, NASD and various other regulatory agencies have stringent rules with respect to the maintenance of specific levels of net capital by securities broker-dealers. Net capital is the net worth of a broker or dealer (assets minus liabilities), less deductions for certain types of assets. If a firm fails to maintain the required net capital, it may be subject to suspension or revocation of registration by the SEC and suspension or expulsion by the NASD, and could ultimately lead to the firm's liquidation. If such net capital rules are changed or expanded, or if there is an unusually large charge against net capital, operations that require the intensive use of capital would be limited. Such operations may include trading activities and the financing of customer account balances. Also, our ability to pay dividends, repay debt and redeem or purchase shares of our outstanding stock could be severely restricted. A large operating loss or charge against net capital could adversely affect our ability to expand or even maintain our present levels of business, which could have a material adverse effect on our business, financial condition and operating results.


OUR TRADING SYSTEMS MAY FAIL, RESULTING IN SERVICE INTERRUPTIONS.


         Our securities brokerage business receives and processes trade orders through internal trading software and touch-tone telephones and we depend heavily on the integrity of the electronic systems supporting this type of trading. Heavy stress placed on our systems during peak trading times could cause our systems to operate too slowly or fail. If our systems or any other systems in the trading process slow down significantly or fail even for a short time, our customers would suffer delays in trading, potentially causing substantial losses and possibly subjecting us to claims for such losses or to litigation claiming fraud or negligence. During a systems failure, we may be able to take orders by telephone; however, only associates with securities broker's licenses can accept telephone orders, and an adequate number of associates may not be available to take customer calls in the event of a systems failure. In addition, a hardware or software failure, power or telecommunications interruption or natural disaster could cause a system failure. Any systems failure that interrupts our operations could have a material adverse effect on our business, financial condition and operating results.

OUR REVENUES AND OPERATING PERFORMANCE MAY FLUCTUATE WITH INSURANCE BUSINESS CYCLES

         Growth in premiums written in the medical professional liability industry have fluctuated significantly over the past 10 years as a result of, among other factors, changing premium rates. The cyclical pattern of such fluctuation has been generally consistent with similar patterns for the broader property and casualty insurance industry, due in part to the participation in the medical professional liability industry of insurers and reinsurers which also participate in many other lines of property and casualty insurance and reinsurance. Historically, the financial performance of the property and casualty insurance industry has tended to fluctuate in cyclical patterns characterized by periods of greater competition in pricing and underwriting terms and conditions, a soft insurance market, followed by period of capital shortage, lesser competition and increasing premium rates, a hard insurance market.

         For several years in the 1990s, the medical professional liability industry faced a soft insurance market that generally resulted in lower premium rates. The medical professional liability industry is currently in a hard insurance market cycle. We cannot predict whether, or the extent to which, the recent increase in premium rates will continue.

IF THE MANAGEMENT FEE RATE PAID TO US BY AMERICAN PHYSICIANS INSURANCE EXCHANGE (THE "EXCHANGE") IS REDUCED, IF THERE IS A SIGNIFICANT DECREASE IN THE AMOUNT OF PREMIUMS WRITTEN BY THE EXCHANGE OR IF WE DO NOT CONTROL THE COSTS OF PROVIDING SERVICES TO THE EXCHANGE, OUR REVENUES AND PROFITABILITY COULD BE MATERIALLY ADVERSELY AFFECTED.

         We receive management fees paid to us by the Exchange, which is a reciprocal insurance exchange wholly-owned by its subscriber physicians. We receive these fees pursuant to a management agreement with the Exchange.

         Our management fee from the Exchange is a percentage of the earned premiums and the profits of the Exchange. Accordingly, any reduction in premiums written by the Exchange or profit recorded by the Exchange would have a proportional negative effect on our revenues and net income.

         Pursuant to our management agreement with the Exchange, we are the attorney-in-fact for the Exchange and are required to perform a number of sales, underwriting and management and administrative services associated with the issuance of insurance policies for the Exchange to earn our management fee, regardless of the cost to us of providing those services. We could lose money or be less profitable if our cost of providing those services increases significantly.

BECAUSE OUR BOARD OF DIRECTORS MUST BALANCE FIDUCIARY OBLIGATIONS TO THE EXCHANGE AND TO OUR SHAREHOLDERS, OUR BOARD OF DIRECTORS MAY MAKE DECISIONS THAT ARE NOT SOLELY IN THE INTERESTS OF OUR SHAREHOLDERS.

         As attorney-in-fact, we are contractually required to provide management and administrative services to the Exchange. In such capacity, we also have a fiduciary duty to the policyholders of the Exchange to protect their interests. Likewise, we have a fiduciary duty to our shareholders. Certain issues arise that may create conflicts of interest between these fiduciary duties. Among such potential conflicts of interest are:

o Management must devote attention to the business interests of both the Exchange and us;

o The Exchange may enter into other transactions and contractual relationships with us and our subsidiaries; and

o State regulators could challenge the reasonableness of the transactions between us and the Exchange because of potential or actual conflicts of interest.

         As a consequence, our board of directors may make decisions or take actions that are not solely in the interests of our shareholders, although we believe that decisions that strengthen the Exchange could have a long-term positive effect on us. If, for example, there should be a need to strengthen the surplus of the Exchange, our board of directors may decide to reduce the management fee rate and/or that a capital contribution should be made by us to the Exchange in the form of a surplus note or some other form. Under such circumstances, we may be required to provide such capital to the Exchange at a lower rate of return than would be available with other investments or at no return at all. Payments of interest and repayment of principal on a surplus note are subject to prior approval of the Texas Department of Insurance, which may not approve such payments. We may also find it necessary to fund additional surplus for the Exchange by issuing additional shares of our capital stock, resulting in dilution of existing shareholders' interest.

IF MARKET CONDITIONS CAUSE REINSURANCE TO BE MORE COSTLY OR UNAVAILABLE FOR THE EXCHANGE, OUR MANAGEMENT FEE MAY BE REDUCED.

         As part of the Exchange's overall risk management strategy, it purchases reinsurance for amounts of risk from $250,000 up to $1,000,000. If the Exchange is unable to maintain its current reinsurance coverage or to obtain other reinsurance coverage in adequate amounts and at favorable rates, or if the Exchange is unable to renew its expiring reinsurance coverage or to obtain new reinsurance coverage, the Exchange may be adversely affected by losses or have to reduce the amount of risk it underwrites, in either case reducing our management fee.

                                 USE OF PROCEEDS

         We will not receive any proceeds from the sale of the shares of common stock by the selling shareholder. We will bear all expenses incident to the registration of the shares of common stock under federal and state securities laws other than expenses incident to the delivery of the shares to be sold by the selling shareholder. Any transfer taxes payable on any such shares and any commission and discounts payable to underwriters, agents or dealers will be paid by the selling shareholder.

                               SELLING SHAREHOLDER

         The following table sets forth the name of the selling shareholder, the number of shares and percentage of our common stock beneficially owned by the selling shareholder immediately prior to the registration, the number of shares registered and the number of shares and percentage of our common stock to be beneficially owned by the selling shareholder assuming all shares covered by this registration statement are sold. However, because the selling shareholder may offer all or a portion of the shares covered by this prospectus at any time and from time to time hereafter, the exact number of shares that the selling shareholder may hold at any time hereafter cannot be determined at this time. The last two columns of this table assume that all shares covered by this prospectus will be sold by the selling shareholder and that no additional shares of our common stock are held as of the date hereof or subsequently bought or sold by the selling shareholder. For the past three years, the selling shareholder has been our president, chief executive officer and chairman of our board of directors.


                                                                                                Beneficial Ownership
                                            Beneficial Ownership Prior                            After the Shares
                                                to the Registration       Shares Covered           are sold(1_
                                            ----------------------------      by this        ------------------------
       Name                                     Number        Percent     Prospectus(3)        Number       Percent
      -----                                    --------      --------       ---------         --------     ---------
Kenneth S. Shifrin(2)                           629,141        23.6%          692,141              -           -
-----------------------


(1) We have assumed all shares of common stock set forth in this registration statement have been sold.

(2) Shares beneficially owned by Kenneth S. Shifrin include 112,000 shares of our common stock subject to options that are presently exercisable or exercisable within 60 days after June 23, 2004.

(3) Shares covered by this prospectus include: 25,000 shares of our common stock subject to options which may be exercised in whole or in part at any time after December 4, 2004, and on or before December 4, 2008; 13,000 shares of our common stock subject to options which may be exercised in whole or in part at any time after January 7, 2005, and on or before January 7, 2008; and 25,000 shares of our common stock subject to options which may be exercised in whole or in part at any time after January 25, 2005 and on or before January 25, 2008.

                              PLAN OF DISTRIBUTION

         We are registering the shares of common stock on behalf of the selling shareholder. The selling shareholder is the person named on page 6 and also includes any donee, pledgee, transferee or other successor-in-interest selling shares received after the date of this prospectus from the selling shareholder as a gift, pledge, partnership distribution or other non-sale related transfer. All costs, expenses and fees in connection with the registration of the shares offered by this prospectus will be borne by us, other than brokerage commissions and similar selling expenses, if any, attributable to the sale of shares which will be borne by the selling shareholder. Sales of shares may be effected by the selling shareholder from time to time in one or more types of transactions (which may include block transactions) on the Nasdaq Smallcap Market, in the over-the-counter market, in negotiated transactions, or a combination of these methods of sale, at market prices prevailing at the time of sale, or at negotiated prices. These transactions may or may not involve brokers or dealers. The selling shareholder has advised us that he has not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of his securities, nor is there an underwriter or coordinated broker acting in connection with the proposed sale of shares by the selling shareholder. The selling shareholder has also advised us that as of the date of this prospectus he has no plan or intention to sell any of the shares. He may, however, decide to sell shares in the future.

         The selling shareholder may make these transactions by selling shares directly to purchasers or to or through broker-dealers, which may act as agents or principals. These broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling shareholder and/or the purchasers of shares for whom these broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

         The selling shareholder and any broker-dealers that act in connection with the sale of shares may be "underwriters" within the meaning of Section 2(11) of the Securities Act, and any commissions received by these broker-dealers or any profit on the resale of the shares sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act. The selling shareholder may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares against certain liabilities, including liabilities arising under the Securities Act.

         Because the selling shareholder may be an "underwriter" within the meaning of Section 2(11) of the Securities Act, the selling shareholder may be subject to the prospectus delivery requirements of the Securities Act. We have informed the selling shareholder that the anti-manipulative provisions of Regulation M promulgated under the Exchange Act may apply to his sales in the market.

         The selling shareholder also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided he meets the criteria and conforms to the requirements of Rule 144.

         Upon being notified by the selling shareholder that any material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, we will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act, disclosing:

o the name of the selling shareholder and of the participating broker-dealer(s);

o        the number of shares involved;

o        the initial price at which such shares were sold;

o the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable;

o that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus; and

o        other facts material to the transactions.

         In addition, upon being notified by the selling shareholder that a donee, pledgee, transferee or other successor-in-interest intends to sell more than 500 shares, we will file a supplement to this prospectus.

                                  LEGAL MATTERS

         Akin Gump Strauss Hauer & Feld LLP of Austin, Texas is passing on the validity of the securities to be offered by this prospectus.

                         INDEPENDENT PUBLIC ACCOUNTANTS

         The consolidated financial statements have been incorporated by reference in this prospectus in reliance upon the report of BDO Seidman, LLP, an independent registered public accounting firm, and upon authority of said firm as experts in accounting and auditing.

                       WHERE YOU CAN FIND MORE INFORMATION

         We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the public reference room of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549.

         Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public at the SEC's web site at http://www.sec.gov and on our web site at http://www.amph.com. Reports and other information concerning us can also be inspected at the offices of the Nasdaq Smallcap Market, 1735 K Street, N.W., Washington, D.C. 20006.

         Our common stock is listed on the Nasdaq Smallcap Market under the trading symbol "AMPH."

         The information included in the following documents is incorporated by reference and is considered to be part of this prospectus. The most recent information that we filed with the SEC automatically updates and supersedes older information. We have previously filed the following documents with the SEC and we are incorporating them by reference into this prospectus:

o the description of our common stock contained in our registration statement on Form 8-A as filed with the SEC dated January 6, 1984, including any amendment or report filed for the purpose of updating such description;

o the description of the rights under our rights plan contained in our Current Report on Form 8-K filed by us on September 22, 1999;

o Annual Report on Form 10-KSB for the fiscal year ended December 31, 2003 filed by us on March 30, 2004;

o      Current Report on Form 8-K filed by us on March 30, 2004;

o      Current Report on Form 8-K filed by us on May 6, 2004;

o Quarterly Report on Form 10-Q for the quarter ended March 31, 2004 filed by us on May 10, 2004; and

o      Definitive Proxy Statement on Schedule 14A filed by us on April 29, 2004.

         We also incorporate by reference each of the documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus until the offering of the securities terminates or we have filed with the SEC an amendment to the registration statement relating to this offering that deregisters all securities then remaining unsold.

         You may request copies of these documents, at no cost, by telephoning or writing us at: American Physicians Service Group, Inc., 1301 Capital of Texas Highway, Suite C-300, Austin, Texas 78746 (Telephone number: (512) 328-0888),
Attention: Investor Relations.

We have not authorized any dealer, salesperson or other person to give any information or represent anything not contained in this prospectus. You must not rely on any unauthorized information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus does not offer to sell any shares in any jurisdiction where it is unlawful. The information in this prospectus is current as of the date shown on the cover page.





                     AMERICAN PHYSICIANS SERVICE GROUP, INC.



                                 692,141 Shares

                                  Common Stock

                                ----------------

                                   PROSPECTUS

                                ----------------

                The date of this Prospectus is June 23, 2004

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The following sets forth the estimated expenses, other than underwriting discounts and commissions, in connection with the issuance and distribution of the securities being registered hereby, all of which will be paid for by American Physicians Service Group, Inc. ("APSG"):

     SEC registration fee...........................................$    1,000
     Accounting fees and expenses...................................$   10,000
     Blue Sky fees and expenses.....................................$    1,500
     Legal fees and expenses........................................$   25,000
     Printing.......................................................$    1,500
     Miscellaneous..................................................$    1,000

              TOTAL ................................................$   40,000
                                                                     ==========

Item 15. INDEMNIFICATION OF OFFICERS AND DIRECTORS

         Article 2.02-1 of the Texas Business Corporation Act provides that a Texas corporation shall have the power to indemnify anyone who was, is, or may become a defendant or respondent to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative, or investigative, or any appeal in such an action, suit or proceeding, and any inquiry or investigation that could lead to such an action, suit, or proceeding, because such person is or was a director of the corporation, provided that (i) such person conducted himself in good faith, (ii) such person reasonably believed (A) that in the case of conduct in his official capacity as a director of the corporation that his conduct was in the corporation's best interests, and (B) in all other cases, that his conduct was at least not opposed to the corporation's best interests, and (iii) in the case of a criminal proceeding, such person has no reasonable cause to believe his conduct was unlawful. The termination of a proceeding by judgment, order, settlement, or conviction, or on a plea of nolo contendere or its equivalent, is not of itself determinative that a director is not eligible for indemnification by a corporation. Instead, a person shall be deemed to be liable in respect of any claim, issue or matter only after a court of competent jurisdiction adjudges the person liable and the person has exhausted all available appeals. APSG may not indemnify a director as described above for obligations resulting from a proceeding: (i) in which such person is liable on the basis that he improperly received personal benefit, whether or not the benefit resulted from an action taken in his official capacity, or (ii) in which such person is found liable to the corporation (except that in such cases APSG may indemnify such director against reasonable expenses the director actually incurs in connection with the proceeding unless the director's misconduct was willful, in which case APSG may not pay such indemnification).

         A corporation may provide indemnification as described above only if a determination of indemnification is made by (a) a majority vote of a quorum of directors who the proceeding does not name as defendants or respondents at the time of voting; (b) if such quorum cannot be obtained, by majority vote of a committee of directors designated to act in the matter by a majority vote of all directors, where the committee consists solely of two or more directors who the proceeding does not name as defendants or respondents at the time of voting; or
(c) by special legal counsel the board of directors selects acting as described in (a), or selects by a committee established as described in (b), or, if no such quorum or committee can exist, by a majority vote of all named defendants or respondents in the proceeding. A court may order indemnification even though APSG does not meet certain of these conditions, if the court deems indemnification proper and equitable; provided, however, that if the court determines that the indemnified person is liable to the corporation or that he improperly received a personal benefit, the court-ordered indemnification cannot exceed the reasonable expenses that the indemnified party actually incurred in connection with the proceeding.

         A person may be indemnified by a corporation as previously described against judgments, penalties (including excise and similar taxes), fines, settlements, and reasonable expenses actually incurred by the person in connection with the proceeding, provided, that if such a person is found liable to the corporation or is liable on the basis that he or she improperly received a personal benefit, the indemnification shall be limited to reasonable expenses actually incurred by the person in connection with the proceeding and shall not be available in respect of any proceeding in which the person shall be liable for willful or intentional misconduct in the performance of his duty to the corporation.

         A corporation shall indemnify a director against reasonable expenses incurred by him in connection with the proceeding in which he is a named defendant or respondent because he is or was a director if he has been wholly successful, on the merits or otherwise, in the defense of the proceeding. In addition, if a director sues a corporation to recover indemnification in such a case, the court, upon ordering the corporation to pay indemnification, shall also award the director his expenses incurred in securing the indemnification. A corporation may pay, or reimburse a director for, the director's reasonable expenses incurred because he or she was, is, or may become a defendant or respondent in a proceeding, in advance of any final disposition of the proceeding and without any determination that the director is entitled to such payment or reimbursement under the above-described standards if the director gives the corporation a written affirmation by the director that in good faith he or she believes that he or she is eligible for indemnification under Article 2.02-1 of the TBCA and a written undertaking by or on behalf of the director (which must be an unlimited general obligation but that need not be secured, and that may be accepted without reference to the director's financial ability to pay) to repay the amount paid or reimbursed if a court of law or other appropriate authority determines that indemnification for such expenses is prohibited under the standards enumerated above.

         Notwithstanding the above, a corporation may pay or reimburse a director for expenses incurred in connection with the director's appearance as a witness or other participation in a proceeding at a time when the director is not a named defendant or respondent in the proceeding.

         Article 2.02-1 of the TBCA permits the purchase and maintenance of insurance or another arrangement on behalf of directors, officers, employees and agents of the corporation against any liability asserted against or incurred by them in any such capacity or arising out of the person's status as such, whether or not the corporation itself would have the power to indemnify any such officer or director against such liability; provided, that if the insurance or other arrangement is with a person or entity that is not regularly engaged in the business of providing insurance coverage, the insurance or arrangement may provide for payment of a liability with respect to which the corporation would not have the power to indemnify the person only if the shareholders of the corporation have approved including coverage for the additional liability.

         Any indemnification of, or advance of expenses to, a director must be reported in writing to shareholders prior to the notice or waiver of notice of the next shareholders' meeting or other action, and, in any case, within the 12-month period immediately following such indemnification or advance.

         A corporation shall indemnify officers and others who are not officers, employees, or agents of the corporation, but who are serving at the corporation's request as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary for another entity, to the same extent that the corporation indemnifies directors. A corporation may indemnify and advance expenses to such officers and other persons to the same extent that it may indemnify, or advance expenses to, directors.

         Article IX of APSG's Restated Articles of Incorporation provides that, to the extent permitted by applicable law and by resolution or other proper action of the board of directors of APSG, APSG will indemnify its present and former directors and officers, its employees and agents and any other person serving at the request of APSG as a director, trustee, officer, employee or agent of another corporation, partnership, joint venture, association, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any threatened, pending or completed action, suit or proceeding to which any such person is, or may become, a party and which may arise by reason of the fact he is or was a person occupying any such office or position. In addition, APSG currently maintains directors and officers liability insurance.

         Article XVI of APSG's Restated Articles of Incorporation provides that APSG directors shall not be liable to APSG or its shareholders for monetary damages for an act or omission in the director's capacity as a director except for liability based upon (i) a breach of duty of loyalty to APSG or its shareholders, (ii) an act or omission not in good faith or that involves intentional misconduct or a knowing violation of law, (iii) a transaction from which a director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office, or (iv) an act related to an unlawful stock repurchase or payment of a dividend.

         In addition to the indemnifications provided by APSG's Restated Articles of Incorporation, we have entered into indemnity agreements with our officers and directors. The agreements generally provide that, to the extent permitted by law, we must indemnify each person for judgments, expenses, fines, penalties and amounts paid in settlement of claims that result from the fact that they were was an officer, director or employee of APSG.

         The preceding discussion of our indemnification agreements, APSG's Restated Articles of Incorporation and Section 2.02-1 of the Texas Business Corporation Act is not intended to be exhaustive and is qualified in its entirety by the indemnity agreements, Restated Articles of Incorporation and
Section 2.02-1 of the Texas Business Corporation Act.

Item 16. EXHIBITS

     The following Exhibits are filed as part of this Registration Statement:

   Exhibit
    Number                            Exhibits
-----------                        -------------
    4.1         Restated Articles of Incorporation of APSG, as amended (filed as an Exhibit to the Annual Report on Form 10-K of APSG for the
                year ended December 31, 1990, and incorporated herein by
                reference).
    4.2         Amended and Restated Bylaws of APSG (filed as an Exhibit to the
                Annual Report on Form 10-K of APSG for the year ended December
                31, 1990, and incorporated herein by reference).
    4.3         Specimen Certificate for shares of Common Stock of APSG (filed as an Exhibit to the Registration Statement on Form S-1,
                Registration No. 2-85321, of APSG, and incorporated herein by reference).
     *5         Opinion of Akin Gump Strauss Hauer & Feld LLP.
  *23.1         Consent of Akin Gump Strauss Hauer & Feld LLP (included in
                Exhibit 5).
  *23.2         Consent of independent registered public accounting firm.
    *24         Power of Attorney (included on the signature page of this
                Registration Statement).
  -----------------------
     * Filed herewith.

Item 17. UNDERTAKINGS

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement (notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement); and

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in subparagraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted against the registrant by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         The undersigned registrant further hereby undertakes that:

         (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

         (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   Signatures

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on June 23, 2004.

                              AMERICAN PHYSICIANS SERVICE GROUP, INC.



                              By:  /s/ Kenneth S. Shifrin
                                   ---------------------------------------------
                              Kenneth S. Shifrin
                              Chairman of the Board and Chief Executive Officer


                                POWER OF ATTORNEY

         Each person whose signature appears below hereby constitutes and appoints each of Kenneth S. Shifrin and W.H. Hayes with the power to act without the other, his or her true and lawful attorney-in-fact and agents with full power of substitution and resubstitution, for him or her in his or her name, place and stead, in any and all capacities, to sign on his behalf individually and in each capacity stated below any or all amendments or post-effective amendments to this registration statement, and to file the same, with all exhibits and other documents relating thereto, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents, or either of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on June 23, 2004.


         Signature                                        Title
----------------------------                 ----------------------------------

/s/ Kenneth S.Shifrin                          Chairman of the Board and
------------------------                       Chief Executive Officer
 Kenneth S. Shifrin                            (Principal Executive Officer)



/s/ W.H. Hayes                                 Senior Vice President - Finance,
------------------------                       Secretary and Chief Financial
 W.H. Hayes                                    Officer (Principal Financial
                                               Officer)


/s/ Thomas R. Solimine                         Controller
------------------------                       (Principal Accounting Officer)
 Thomas R. Solimine



/s/ Jackie Majors                               Director
------------------------
 Jackie Majors


/s/ Robert L. Myer                              Director
------------------------
 Robert L. Myer

/s/ William A. Searles                          Director
-------------------------
 William A. Searles


/s/ Cheryl WIlliams                             Director
-------------------------
 Cheryl Williams

                                  Exhibit Index

   Exhibit
                                 Number Exhibits

    4.1 Restated Articles of Incorporation of APSG, as amended (filed as an Exhibit to the Annual Report on Form 10-K of APSG for the year ended December 31, 1990, and incorporated herein by reference).

    4.2 Amended and Restated Bylaws of APSG (filed as an Exhibit to the Annual Report on Form 10-K of APSG for the year ended December 31, 1990, and incorporated herein by reference).

    4.3 Specimen Certificate for shares of Common Stock of APSG (filed as an Exhibit to the Registration Statement on Form S-1, Registration No. 2-85321, of APSG, and incorporated herein by reference).

     *5         Opinion of Akin Gump Strauss Hauer & Feld LLP.

  *23.1         Consent of Akin Gump Strauss Hauer & Feld LLP (included in
                Exhibit 5).
  *23.2         Consent of independent registered public accounting firm.

    *24 Power of Attorney (included on the signature page of this Registration Statement).
 ------------------------
     * Filed herewith.